As filed with the Securities and Exchange Commission on December 17, 1997

                                                                SEC File No.333-

-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        ---------------------------------

                           NEOMEDIA TECHNOLOGIES, INC.
           -----------------------------------------------------------
           (Name of Small Business Issuer as specified in its charter)


                 DELAWARE                              36-3680347
      -------------------------------              -------------------
      (State or other jurisdiction of              (I.R.S. Employer
       incorporation or organization)              Identification No.)


                               2201 SECOND STREET
                                    SUITE 600
                            FORT MYERS, FLORIDA 33901
          -------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

          FIRST AMENDMENT AND RESTATEMENT OF NEOMEDIA TECHNOLOGIES, INC. (FORMERLY KNOWN AS DEV-TECH ASSOCIATES, INC.) 1996 STOCK OPTION PLAN
      --------------------------------------------------------------------
                            (Full Title of the Plan)

                                CHARLES W. FRITZ
                          2201 SECOND STREET, SUITE 600
                            FORT MYERS, FLORIDA 33901
                                  941-337-3434
            ---------------------------------------------------------
            (Name, address and telephone number of Agent for Service)

                                   Copies to:

                           Barton J. Springer, Esq.
                           Fishman, Merrick, Miller, Genelly, Springer,
                           Klimek & Anderson, P.C.
                           30 N. LaSalle Street
                           Chicago, IL 60602
                           312-726-1224
                           312-726-2649 - Fax

                         CALCULATION OF REGISTRATION FEE
===============================================================================================================
       TITLE OF EACH CLASS                        PROPOSED MAXIMUM       PROPOSED MAXIMUM
       OF SECURITIES TO BE       AMOUNT TO BE      OFFERING PRICE           AGGREGATE              AMOUNT OF
           REGISTERED             REGISTERED        PER SHARE (1)        OFFERING PRICE (1)    REGISTRATION FEE
--------------------------       ------------     ------------------   ---------------------   ----------------
Common Stock, $.01 par            1,500,000              (2)                $4,116,053            $1,214.24
value
==============================================================================================================

----------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) In accordance with Rule 457(h), the aggregate offering price of shares of common stock registered hereby issued upon exercise of outstanding options granted under the Registrant's 1996 Stock Option Plan is based upon the per share exercise price of such options, the average of which is $2.66 per share. With respect to 42,848 shares of common stock to be issued upon exercise of options which have not been granted and which the Registrant is authorized to issue under the Stock Option Plan, the aggregate offering purchase price is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the closing price of the Common Stock, as reported by the NASDAQ SmallCap(SM) Market, on December 16, 1997, which was $7.38 per share.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     Not filed as part of this Registration Statement pursuant to the Note to
Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Not filed as part of this Registration Statement pursuant to the Note to
Part I of Form S-8.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by NeoMedia Technologies, Inc. (the "Registrant") with the Securities and Exchange Commission ("Commission") are hereby incorporated in this Registration Statement by this reference:

               (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996, as amended on Form 10-KSB/A filed on June 20, 1997;

               (b) The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997;

               (c) The Current Reports of the Registrant on Form 8-K dated August 30, 1997, September 16, 1996, September 25, 1997, as amended on Form 8-K/A filed on December 2, 1997, and November 10, 1997; and

               (d) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), which is contained in the Registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended ( the "Exchange Act"), including any amendment or report filed for the purpose of updating such description, and any amendment or report filed with the Commission for the purpose of updating such description of Common Stock.

     All reports and documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or any document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMES, EXPERTS AND COUNSEL

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant hereby incorporates by this reference the section entitled "Management-Limitation of Liability and Indemnification", and Part II, Item 24, of its Post Effective Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 heretofore filed with the Commission (Commission File No. 333-5534), which such Post Effective Amendment No. 1 to Registrant's Registration Statement was declared effective by the Commission on August 25, 1997.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     With respect to options granted to employees under the First Amendment and Restatement of the Registrant's 1996 Stock Option Plan (the "Plan") to purchase shares of Common Stock and the Common Stock issued or issuable upon exercise of such options under the Plan, the Registrant believes such transactions exempt under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder in that such transactions were transactions not involving any public offering and in compliance with Rule 504 promulgated by the Commission.

ITEM 8. EXHIBITS.

     The following Exhibits are hereby filed as part of this Registration:

     *4.1 Articles of Incorporation of Dev-Tech Associates, Inc. and amendment thereto

     *4.2     By-laws of Dev-Tech Associates, Inc.

     *4.3     Restated Certificate of Incorporation of DevSys, Inc.

     *4.4     By-laws of DevSys, Inc.

     *4.5 Articles of Merger and Agreement and Plan of Merger of DevSys, Inc. and Dev-Tech Associates, Inc.

     *4.6     Certificate of Merger of Dev-Tech Associates, Inc. into DevSys,
              Inc.

     *4.7     Dev-Tech Associates, Inc. 1996 Stock Option Plan

     *4.8 First Amendment and Restatement of Dev-Tech Associates, Inc. 1996 Stock Option Plan

     *4.9     Form of Stock Option Agreement - Dev-Tech Associates, Inc.

      5.1 Opinion of Fishman, Merrick, Miller, Genelly, Springer, Klimek & Anderson, P.C.

     23.1 Consent of Fishman, Merrick, Miller, Genelly, Springer, Klimek & Anderson, P.C. (included in Exhibit 5.1)

     23.2     Consent of Coopers and Lybrand L.L.P.

     24.1     Power of Attorney (contained on the signature page hereof)

---------------------------------
* Incorporated by reference from Registration Statement on Form SB-2, SEC #333-5534, declared effective on November 25, 1996.

ITEM 9. UNDERTAKINGS.

     (a)       The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) to include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                     (ii) to reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment is incorporated by reference in the Registration Statement from periodic reports filed by the Registrant under the Securities Exchange Act of 1934, as amended.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

     (b) The Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement, shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on the 17th day of December, 1997.

                                     NEOMEDIA TECHNOLOGIES, INC.

                                     By: /s/ CHARLES W. FRITZ
                                        ---------------------------
                                        Charles W. Fritz, President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Charles W. Fritz his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                    TITLE                           DATE


/s/ CHARLES W. FRITZ
----------------------        President, Chief Executive      December 17, 1997
Charles W. Fritz              Officer and Director


/s/ WILLIAM E. FRITZ          Secretary and Director          December 17, 1997
----------------------
William E. Fritz


/s/ CHARLES T. JENSEN         Chief Financial Officer,        December 17, 1997
-----------------------       Treasurer and Director
Charles T. Jensen


/s/ ROBERT T. DURST, JR.      Director                        December 17, 1997
-----------------------
Robert T. Durst, Jr.


/s/ A. HAYES BARCLAY          Director                        December 17, 1997
-----------------------
A. Hayes Barclay


/s/ JAMES J. KEIL             Director                        December 17, 1997
-----------------------
James J. Keil


/s/ PAUL REECE                Director                        December 17, 1997
-----------------------
Paul Reece